UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2007, Applied Materials, Inc., a Delaware corporation (Applied or the Company) entered into a Share Purchase Agreement (the Agreement) with all of the shareholders of HCT Shaping Systems SA (HCT), a privately-held company incorporated in Switzerland, to purchase all of the outstanding shares (the Shares) of HCT. HCT is the world’s leading supplier of precision wafering systems used principally in manufacturing crystalline silicon substrates for the solar industry. Upon the closing of the share purchase contemplated by the Agreement, HCT will become a wholly-owned subsidiary of Applied.

Applied will pay the aggregate sum of approximately CHF 583 million (or approximately US$475 million at the current exchange rate) in cash for the Shares.

A portion of the consideration will be placed in an indemnity escrow account for a period of one year to satisfy certain indemnity obligations that may accrue, if any. A separate portion of the consideration payable to two management sellers will be placed in a deferral escrow account, payment of which is conditioned on the continued employment of such sellers with Applied or its affiliates (including HCT) for a specified period of time after the closing.

Applied and the sellers have each made customary representations, warranties and covenants in the Agreement, and the Agreement contains certain termination rights for both Applied and sellers.

Closing of the share purchase contemplated by the Agreement is subject to the satisfaction or waiver of customary closing conditions, including, among others, the receipt of certain non-U.S. regulatory approvals.

Item 7.01	Regulation FD Disclosure.

On June 26, 2007, Applied issued a press release announcing execution of the Agreement, the text of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Applied Materials under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Applied Materials, Inc. dated June 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

Dated: June 26, 2007	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated June 26, 2007.